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                                                                EXHIBIT 10.1.2.8

December 31, 2003

To:   Lenders under the Calpine Corporation Credit Agreement

From: Calpine Corporation

Re: Technical Correction to Fifth Amendment and Waiver Request Concerning Proposed Restructuring Organizational Changes (the "Fifth Amendment and Waiver")

Ladies and Gentlemen:

It has come to our attention that a technical correction needs to be made to the Fifth Amendment and Waiver request dated as of or about December 16, 2003.

Background:

As you know, the proposed organizational changes involved, among other things, contribution of many existing first tier subsidiaries to one of seven Key Holding Companies (as defined in the Fifth Amendment and Waiver). It was intended that Calpine Development Holdings, Inc. be one of such entities. Calpine Development Holdings, Inc. is an owner of certain early stage development projects.

While the graphical post-restructuring organizational chart provided to the Lenders reflected the movement of Calpine Development Holdings, Inc. from being a first tier subsidiary to being a lower tier subsidiary, such entity was left off of Annex A to the Fifth Amendment and Waiver, which contains a list of Former Pledged Entities (as defined in the Fifth Amendment and Waiver).

Accordingly, Annex A to the Fifth Amendment and Waiver will need to be amended to include Calpine Development Holdings, Inc. as one of the Former Pledged Entities, whereby its new holding company will be Calpine Power Company.

Amendment: With the approval of the Required Lenders, Annex A to the Fifth Amendment and Waiver will be deemed amended to (i) add "Calpine Development Holdings, Inc." at the end of the list of entities under the heading "Current First Tier", and (ii) add "Calpine Power Company" at the end of the list of entities under the heading "New Holding Company", as follows:

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                                    NEW HOLDING COMPANY
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Calpine Development Holdings, Inc.  Calpine Power Company

The remainder of Annex A will not be modified.

Please provide your institution's acknowledgment and approval to this Technical Correction at your earliest opportunity by sending an e-mail reading as set forth below to Isabel Abella of Scotia Capital at isabel_abella@scotiacapital.com, reaffirming your institution's execution of the Fifth Amendment and Waiver, as amended by this Technical Correction, by 5:00 p.m. (Eastern Time), Friday, January 9, 2004:

                  "The undersigned Lender to Calpine Corporation (the "Borrower") hereby (a) acknowledges and approves the Technical Correction to Fifth Amendment and Waiver (the "Fifth Amendment") Concerning Proposed Restructuring Organizational changes as set forth in the letter of the Borrower dated December 31, 2003 posted on Intralinks and (b) reaffirms its execution of the Fifth Amendment.

Should you have any questions, please feel free to contact me at 408-792-1107, Dan Yuen, Associate Counsel of Calpine Corporation at 408-794-2509 or Alok Garg of Scotia Capital at 212-225-5463.

Thank you for your cooperation with this request.

Sincerely,

CALPINE CORPORATION

/s/ MICHAEL THOMAS
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Michael Thomas

Senior Vice President and Treasurer

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